SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                          April 3, 1996


                      EXCEL INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)




    Indiana             1-8684                   35-1551685
   (State of          (Commission             (I.R.S. Employer
 incorporation)       File Number)          Identification No.)




1120 North Main Street                            46514
Elkhart, Indiana                                (Zip Code)
(Address of principal executive offices)


Registrant's telephone number, including area code (219) 264-2131



                               N/A
  (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

     On March 4, 1996, the registrant, Excel Industries, Inc., an Indiana corporation ("Excel") agreed to purchase all of the outstanding capital stock of Anderson Industries, Inc., a Delaware corporation ("Anderson") from the stockholders of Anderson ("Anderson Stockholders"), pursuant to a stock purchase agreement among Excel, Anderson and the Anderson Stockholders (the "Agreement"). The stock purchase transaction was consummated on April 3, 1996 (the "Closing").

     Anderson's only operating asset is its wholly-owned subsidiary, Atwood Industries, Inc., an Illinois corporation
("Atwood"), Atwood is a diversified manufacturer which, directly and through its subsidiaries, has three primary business units: Atwood Mobile Products ("Mobile Products"); Atwood
Automotive ("Atwood Automotive"); and Mark I Molded Plastics ("Mark
I").

     Mobile Products is a leading manufacturer of appliances and accessories for RVs, vehicle conversions, pleasure boats and trailers. Atwood's management believes it to be the world's largest supplier of appliances and accessories to the RV industry. Primary products include: appliances such as water heaters, furnaces, stoves and ranges; hardware such as jacks, couplers and surge brake actuators; and seating frames for van conversions. In the last ten years Mobile Products has tripled in size with 1995 net sales of approximately $149 million. Mobile Products' growth is attributable to several strategic acquisitions, market share gains and successful new product introductions. Mobile Products operates five domestic facilities and one European manufacturing facility. Mobile Products is well known in the RV industry for its product quality and new product innovation. Mobile Products' major customers include Fleetwood, Jayco, Thor and Coachmen. Mobile Products will be continued as a separate business unit by Excel.

     Atwood Automotive develops and produces engineered systems and components for the North American automotive industry. The product line is primarily composed of: seat systems, which include seat and height adjusters, and recliner mechanisms; hinge systems which include door, hood and deck hinges; and control systems, which include hand and foot operated parking brakes, and transmission selectors. In 1995 Atwood Automotive had sales in excess of $212 million, which is almost twice its 1991 sales of $114 million. Atwood Automotive operates six domestic facilities and one Mexican manufacturing facility. Atwood Automotive's customer base includes Chrysler, Ford, General Motors, Douglas & Lomason, Johnson Controls and Lear Seating.

     Atwood Automotive believes it is the largest supplier of manual seat tracks to the US automotive industry with an estimated 30% market share and the second largest supplier of door hinges to the US automotive market with an estimated 15% market share. Excel plans to incorporate Atwood Automotive's business into Excel's existing automotive business unit.

     Mark I designs, develops and manufactures injection molded plastic components for automotive original equipment manufacturers and suppliers and for the consumer electronics industry.
Automotive components include headlight and taillight lenses, and interior trim parts. Consumer electronics components include front and rear television cabinets. In 1995 Mark I had sales of approximately $39 million. Mark I operates two domestic manufacturing facilities. Excel plans to incorporate the Mark I plastics business into Excel's existing Nyloncraft division.

     Historically, Mobile Products and Atwood Automotive have generated substantial operating profits including $10.0 million and $8.2 million respectively in 1993. However, due to production start-up problems associated with the launching of 22 new products in 1994, Atwood Automotive had difficulty in meeting customer requirements and as a result incurred excessive manufacturing costs resulting in an operating loss for 1994 of $11.1 million.
Excessive start-up costs continued into 1995 as Atwood Automotive incurred an operating loss of $12.2 million. This loss was attributable to start-up costs, warranty and product replacement costs of $6.8 million in connection with a product recall and operating losses in production of the CDW-27 seat adjuster for Ford which production was discontinued by Atwood in late 1995. Additionally, operating results were negatively impacted by substantial start-up and expansion costs at its Queretaro, Mexico facility.

     Management at Atwood took significant measures, beginning in 1994, intended to rectify these operating problems. A new management team was brought in for Atwood Automotive. This new management group instituted the following measures:

     (i) Refocused Atwood Automotive's operations strictly on automotive products;

     (ii) reorganized the new product launch and manufacturing process to increase operating efficiency;

     (iii) arranged to discontinue the manufacturing of the CDW-27 seat adjuster systems, effective December 31, 1995;

     (iv) revised the product mix and reduced the number of products being manufactured at the Queretaro, Mexico facility; and

     (v) substantially reduced Atwood Automotive's salaried and hourly headcount.

     As a result of these measures, Atwood Automotive's operating results, excluding the effect of the product recall expense, have improved.

     At the Closing, Excel paid (net of the amount received for certain "Excluded Assets" resold, subject to certain "Excluded Liabilities," to the nominee of certain Anderson Stockholders immediately following the Closing) $57,050,000 in cash (the "Cash Purchase Price") and granted warrants (the "Warrants") to purchase an aggregate of 381,000 of Excel's common shares, no par value, (the "Common Shares") at an exercise price of $13.25 per Common Share. The Warrants were granted pursuant to a Warrant Grant and Registration Rights Agreement dated April 3, 1996 among Excel and certain Anderson Stockholders, and expire at the close of business on April 2, 2001. The Warrants have an aggregate present value of approximately $1,500,000. None of the Excluded Assets was used in the principal operations of Anderson and Atwood.

     The purchase price for the capital stock of Anderson was agreed upon by the parties after arm's-length negotiations as to the fair market value thereof.

     Immediately prior to the closing, Excel advanced to Atwood funds sufficient to repay approximately $71 million of its secured indebtedness. To fund the Cash Purchase Price and the advance to Atwood, Excel utilized approximately $37 million of its cash on hand and approximately $100 million borrowed under a $120 million revolving credit facility pursuant to a Credit Agreement dated April 3, 1996 among Excel, certain banks (the "Revolving Lenders") and Society National Bank as agent and Harris Trust and Savings Bank as co-agent. Excel is also offering for sale to qualified institutional investors in a private placement $100 million of its Senior Notes due April 2011. Upon the closing of the private placement, the proceeds of the Senior Notes will be used to repay $100 million of the revolving credit borrowings, and the commitments of the Revolving Lenders will be reduced from $120 million to $60 million.

Item 7.   Financial Statements and Exhibits

     7(a) and 7(b). It is impractical to file the financial statements and pro forma financial information required by Items 7(a) and 7(b) with this report. This report will be amended as to file such statements and information as soon as they are completed, but in no event later than 60 days after the date this report must be filed.

     7(c).  The following exhibits are furnished as required by
Item 7(c):


Exhibit
Number                           Description

2 Stock Purchase Agreement dated March 4, 1996, among Excel Industries, Inc. and Anderson
                  Industries, Inc. and the stockholders of Anderson Industries, Inc.


4.1               Warrant Grant and Registration Rights Agreement
                 dated April 3, 1996, among Excel Industries, Inc. and certain stockholders of Anderson Industries, Inc.

4.2               Credit Agreement dated April 3, 1996, among Excel
                 Industries, Inc., certain banks, Society National Bank as agent and Harris Trust and Savings Bank as co-agent.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EXCEL INDUSTRIES, INC.

Date:  April 18, 1996


                              By: /s/ Joseph A. Robinson
                              Joseph A. Robinson, Secretary,
                        Treasurer and Chief Financial Officer

                          EXHIBIT INDEX


Exhibit                                                  Page
Number                Description                       Number

2             Stock Purchase Agreement dated March 4,
              1996, among Excel Industries, Inc. and
              Anderson Industries, Inc. and the
              stockholders of Anderson Industries, Inc.

4.1           Warrant Grant and Registration Rights
              Agreement dated April 3, 1996 among Excel
              Industries, Inc. and certain stockholders of Anderson Industries, Inc.

4.2           Credit Agreement dated April 3, 1996 among
              Excel Industries, Inc., certain banks,
              Society National Bank as agent and Harris
              Trust and Savings Bank as co-agent